Exhibit 99.1

Audited Financial Statements of BioCheck, Inc.
For The Fiscal Years Ending December 31, 2004 And 2003

Board of Directors
BioCheck, Inc.
Foster City, CA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of BioCheck, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioCheck, Inc. as of December 31, 2004 and 2003 and the results of its operations, stockholders’ equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
January 23, 2006

BIOCHECK, INC.
BALANCE SHEET
(in thousands of dollars)

	September 30,
	2005	December 31,	December 31,
	(unaudited)	2004	2003
ASSETS
Current assets
Cash	$416	$586	$475
Accounts receivable, net	654	665	580
Inventory	316	297	211
Prepaid expenses	139	2	-
Deferred tax asset	24	12	-
Total current assets	1,549	1,562	1,266

Property and equipment
Property and equipment, net	172	195	225
Total property and equipment	172	195	225

Other assets
Investments	75	75	50
Rent deposit	17	23	23
Total other assets	92	98	73

TOTAL ASSETS	$1,813	$1,855	$1,564

The accompanying notes are an integral part of these financial statements.

BIOCHECK, INC.
BALANCE SHEET
(in thousands of dollars)
(continued)

	September 30,
	2005	December 31,	December 31,
	(unaudited)	2004	2003
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$257	$205	$160
Related party payable	80	140	-
Redemption payable	100	-	-
Taxes payable	1	179	65
Deferred tax liability	-	-	3
Tenant deposit	6	6	-
Total current liabilities	444	530	228

Long-term liabilities
Deferred tax liability	11	16	13
Total long-term liabilities	11	16	13

Commitments and contingencies	-	-	-

Stockholders’ equity
Common stock, no par, 10,000,000 shares
authorized; 217,696, 239,676 and 259,676 shares issued and outstanding, respectively	552	552	552
Retained earnings	806	757	771
Total stockholders’ equity	1,358	1,309	1,323

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,813	$1,855	$1,564

The accompanying notes are an integral part of these financial statements.

BIOCHECK, INC.
STATEMENT OF OPERATIONS
(in thousands of dollars, except earnings per share data)

	Nine Months Ended
	September 30,	September 30,	Year Ended
	2005	2004	December 31,	December 31,
	(unaudited)	(unaudited)	2004	2003

Revenues	$3,041	$3,174	$4,077	$3,962

Cost of goods sold	1,422	1,484	1,954	1,806

Gross profit	1,619	1,690	2,123	2,156

Expenses
Travel and entertainment	51	43	52	78
Depreciation	40	55	74	60
General and administrative	389	402	561	508
Insurance	82	79	131	128
Professional fees	53	27	34	145
Research and development	552	450	839	442
Taxes	17	8	9	49
Total expenses	1,184	1,064	1,700	1,410

Income from operations	435	626	423	746

Other income (expenses)
Interest income	8	2	5	4
Asset disposal (loss)	-	-	(27)	-
Miscellaneous income (expense)	1	(28)	(24)	7
Moving expense	(1)	(44)	(98)	(1)
Research grant	-	99	99	-
Rental income	32	-	-	-
Vendor compensation	10	-	-	-
Total other income (expenses)	50	29	(45)	10

Income before income taxes	485	655	378	756

Provision for income taxes
Current	133	78	104	208
Deferred	(16)	(9)	(12)	16
	117	69	92	224

Net income	$368	$586	$286	$532

Basic and diluted net income per
Common share	$1.58	$2.34	$1.14	$2.01
Weighted average number of basic
and diluted common stock
shares outstanding	232,349	250,787	251,841	264,774

The accompanying notes are an integral part of these financial statements.

BIOCHECK, INC.
STATEMENT OF SHAREHOLDERS EQUITY
(in thousands of dollars, except share data)

				Total
	Common Stock		Retained	Stockholder's
	Shares	Amount	Earnings	Equity
Balance January 1, 2003	266,666	$500	$539	$1,039

Stock issuance for services at $4 per share	13,010	52	-	52

Stock redeemed at $15 per share	(20,000)	-	(300)	(300)

Net income for year ended December 31, 2003	-	-	532	532

Balance, December 31, 2003	259,676	552	771	1,323

Stock redeemed at $15 per share	(20,000)	-	(300)	(300)

Net income for year ended December 31, 2004	-	-	286	286

Balance, December 31, 2004	239,676	552	757	1,309

Stock redeemed at $10 per share	(1,980)	-	(19)	(19)

Stock redeemed at $15 per share	(20,000)	-	(300)	(300)

Net income for nine months ended September 30, 2005 (unaudited)	-	-	368	368

Balance, September 30, 2005 (unaudited)	217,696	$552	$806	$1,358

The accompanying notes are an integral part of these financial statements.

BIOCHECK, INC.
STATEMENT OF CASH FLOWS
(in thousands of dollars)

	Nine Months Ended
	September 30,	September 30,	Year Ended
	2005	2004	December 31,	December 31,
	(unaudited)	(unaudited)	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$368	$586	$286	$532
Adjustments to reconcile net income to net cash provided
by operations:
Depreciation	40	55	74	60
Stock issued for services	-	-	-	52
Loss on asset disposal	-	-	26	-
Decrease (increase) in:
Receivables	11	(126)	(84)	(34)
Inventory	(18)	36	(87)	51
Prepaids	(137)	-	(2)	68
Deposits	6	-	-	(17)
Deferred tax asset	(13)	(8)	(11)	-
Increase (decrease) in:
Accounts payable and accrued expenses	52	(44)	45	(310)
Related party payable	(60)	-	140	-
Taxes payable	(178)	93	114	61
Deferred tax liability	(4)	(2)	--	16
Other payables	100	-	6	-
Net cash provided by operating activities	167	590	507	479

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(17)	(51)	(71)	(92)
Investments acquired	-	-	(25)	(50)
Net cash used by investing activities	(17)	(51)	(96)	(142)

CASH FLOWS FROM FINANCING ACTIVITIES
Treasury stock purchased	(320)	(200)	(300)	(300)
Net cash used by financing activities	(320)	(200)	(300)	(300)

Net increase (decrease) in cash	(170)	339	111	37

CASH - Beginning of period	586	475	475	438

CASH - End of period	$416	$814	$586	$475

SUPPLEMENTAL CASHFLOW DISCLOSURES
Interest expense paid	$-	$-	$-	$-
Income taxes paid	$-	$-	$104	$208

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Stock issued for services	$-	$-	$-	$52

The accompanying notes are an integral part of these financial statements.

BIOCHECK, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

BioCheck, Inc. (“the Company” or “BioCheck”) was incorporated under the laws of the State of California on December 16, 1996. The Company is engaged in the business of development and production of kits and materials used to diagnose a variety of medical conditions such as cancer, heart disease, infectious diseases, reproductive disorders, and thyroid disorders. BioCheck also provides a variety of services including custom immunoassay development, antibody conjugation and purification, and contract manufacturing.

The Company’s year-end is December 31st.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of BioCheck, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Accounting
The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements Recent
In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections,” (hereinafter “SFAS No. 154”) which replaces Accounting Principles Board Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company does not expect SFAS No. 154 to have a material impact on its financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes that this statement has no impact on the current financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.” This statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes that this statement has no impact on the current financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, “Accounting for Stock Based Compensations.” This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has not yet determined the impact to its financial statements from the adoption of this statement.

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, “Inventory Costs— an amendment of ARB No. 43, Chapter 4.” This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management believes that this statement has no immediate material impact on the Company.

Accounts Receivable
The Company carries its accounts receivable at net realizable value. As of September 30, 2005, the Company’s accounts receivable balance was $654,328. As of December 31, 2004 and 2003, accounts receivable balances were $664,837 and $580,382, respectively.

The Company estimates bad debts utilizing the allowance method, based upon past experience and current market conditions. The Company determined that no allowance was required at September 30, 2005 or at December 31, 2004, although an allowance of $5,743 was recorded at December 31, 2003. For the nine months ended September 30, 2005, the Company recorded bad debt expense of $1,449. For the years ended December 31, 2004 and 2003, the Company recorded bad debt expense of $580 and $32,361, respectively.

Advertising Expenses
Advertising expenses consist primarily of costs incurred in the design, development, and printing of Company literature and marketing materials. The Company expenses all advertising expenditures as incurred. The Company had no advertising expenses for the nine months ended September 30, 2005 and the year ended December 31, 2004. The Company recorded $833 of advertising expense in 2003.

Cash Equivalents
Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash, and so near their maturity that they present insignificant risk of changes in interest rates. Commercial papers, negotiable certificates of deposit, and bank acceptances with original maturities of three months or shorter at investment date are considered to be cash equivalents.

Comprehensive Income
In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (hereinafter “SFAS No. 130”). SFAS No. 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS No. 130 is effective for periods beginning after December 15, 1997. The Company adopted this accounting standard, and its adoption has had no material effect on the Company’s financial statements and disclosures.

Concentration of Risk
The Company maintains its cash accounts in three bank accounts. Two of the accounts maintained at Merrill Lynch are not covered by federal depository insurance (FDIC). As of September 30, 2005, the amount not covered by FDIC was $365,018. As of December 31, 2004 and 2003, amounts not covered by FDIC were $554,601 and $376,889, respectively.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction.

For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. At September 30, 2005, and December 31, 2004 and 2003, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Fair Value of Financial Instruments
The carrying amounts for cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value.

Impaired Asset Policy
In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (hereinafter “SFAS No. 144”). SFAS No. 144 replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at September 30, 2005, December 31, 2004 or 2003.

Inventory Method
The Company’s inventories principally include antibodies, conjugates, serums, biochemicals, and solutions. The Company values its inventory at lower of cost or market, with cost being determined using the first-in, first-out method.

Net Income Per Share
Basic net income per share is computed using the weighted average number of common shares outstanding during the periods. Diluted net income per share is computed using the weighted-average number of common and potentially dilutive common shares during the periods, such as options, warrants and convertible securities, except those that are antidilutive. There were no outstanding common stock equivalents at the reporting dates of the enclosed financial statements.

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed using accelerated methods of depreciation over estimated useful lives that range from 5 to 7 years for furniture and equipment, and 3 years for software.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No.109”). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. The provision for income taxes is generally computed based on pretax income. However, the provision may differ from income taxes currently payable or receivable, because certain items of income and expense are recognized in different periods for financial reporting purposes than they are for federal income tax purposes. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset. See Note 8.

Research and Development Cost
Expenditures for research activities relating to product development are charged to expense as incurred. The Company’s research and development expenditures consist primarily of salaries and related costs of employees engaged in research, design and development activities, costs of engineering materials and supplies, and professional consulting services. Such expenditures amounted to $552,872, $839,303 and $491,941, respectively, for the nine months ended September 30, 2005 and the years ended December 31, 2004 and 2003.

Revenue Recognition
The Company manufactures, and has manufactured on a contract basis, products that are sold to customers. The Company recognizes revenue from sales when there is persuasive evidence that an arrangement exists, services are rendered and/or products are shipped, the price to the buyer is readily determinable, and collectibility is reasonably assured.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - CASH AND EQUIVALENTS

Cash and cash equivalents consisted of the following at the dates shown:

	September 30, 2005	December 31, 2004	December 31, 2003
Checking accounts	$50,795	$30,916	$97,743
Money market accounts	365,018	554,601	376,889
Total Cash and Cash Equivalents	$415,813	$585,517	$474,632

The Company’s cash (checking) account was covered by federal depository insurance (FDIC) up to a maximum of $100,000. As of the reporting dates shown, the money market accounts (both at Merrill Lynch) were not covered by FDIC.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at the dates shown:

	September 30, 2005	December 31, 2004	December 31, 2003
Furniture and office equipment	$197,316	$195,585	$156,478
Laboratory equipment	390,676	375,658	383,327
Leasehold improvement	29,240	29,240	29,240
Total Property and Equipment	617,232	600,483	569,045
Less: Accumulated Depreciation	(445,241)	(405,463)	(344,455)
Property and Equipment Net	$171,991	$195,020	$224,590

Depreciation expense was $39,779 for the nine months ended September 30, 2005, $73,792 for 2004, and $59,864 for 2003.

NOTE 5 - OPERATING LEASES

The Company entered into a 5-year operating lease to expand its office space located in Foster City, California on November 1, 2003. Rent expense was $227,026 for the nine months ended September 30, 2005 and $287,709 for the year ended December 31, 2004. For the year ended December 31, 2003, there was no Foster City rent expense. Future minimum lease payments for the remaining term of the Foster City lease are as follows:

2005		$45,850
2006		188,888
2007		194,526
2008		166,928
	Total	$596,192

In October 2003, the Company entered into a 5-year operating lease to expand its office space located in 890 Cowan, Burlingame, California. The lease is to expire on December 31, 2008. The Company has subleased the space as a result of moving its office to Foster City, California. Rental income was $25,394 for the nine months ended September 30, 2005 and $0 for the two preceding years. Rent expense was $41,552 for the nine months ended September 30, 2005 and $49,852 and $170,489, respectively, for the years ended December 31, 2004 and 2003. Future minimum lease payments for the remaining term of the lease are as follows:

2005		$10,354
2006		42,656
2007		43,936
2008		45,254
	Total	$142,200

NOTE 6 - RELATED PARTY TRANSACTIONS

During 2004, the Company engaged an affiliate, Evernew Biotech Inc. (“Evernew”), an investee of one of its shareholders, to perform research and development services. The development contract fee charged by Evernew to BioCheck was $80,000 for the nine months ended September 30, 2005 and $140,000 for the year ended December 31, 2004. The Company also provides laboratory space at no charge to Evernew.

NOTE 7 - EQUITY

The Company is authorized to issue ten million (10,000,000) shares of no par common stock. As of September 30, 2005, there were issued and outstanding common stock shares of 217,696. During 2003, the Company entered into an agreement with several of its original shareholders to redeem within four years all of their holdings (in aggregate, 80,000 shares) of the Company's common stock at a purchase price of $15 per share. The Company redeemed from these original shareholders increments of 20,000 shares each during the nine months ended September 30, 2005 and the years ended December 31, 2004 and 2003. The Company also redeemed from other shareholders 1,980 of the Company’s common stock at a purchase price of $10 per share in 2005.

NOTE 8 - INCOME TAXES

The Company accounts for its income taxes under the asset and liability approach whereby the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities. Effective federal and state income tax rates have been applied in the calculation of deferred tax assets. A valuation allowance is established for any deferred tax assets for which realization is uncertain.

Significant components of the Company’s deferred tax assets and liabilities at the dates shown were as follows:

	September 30, 2005	December 31, 2004	December 31, 2003
Beginning balance	$(11,451)	$2,778	$-
Current:
Inventory uniform capitalization	-	(3,984)	2,279
State income tax	(12,650)	(10,245)	499
Current Deferred Tax (asset)/liability	$(24,101)	$(11,451)	$2,778

Beginning balance	$15,543	$13,029	$-
Non-current:
Depreciation	(4,123)	5,402	13,029
Loss on the sale of assets	-	(2,888)	-
Non-Current Deferred Tax (asset)/liability	$11,420	$15,543	$13,029

The provision for income taxes at the dates shown was as follows:

	September 30, 2005	December 31, 2004	December 31, 2003
Federal income tax	$133,218	$103,949	$207,931
State income tax	12,207	4,698	45,457
Total Provision for Income Tax	$145,425	$108,647	$253,388

A reconciliation of the federal statutory tax rates to the effective tax rates is as follows:

	September 30, 2005	December 31, 2004	December 31, 2003
Federal statutory income tax rate	34.00%	34.00%	34.00%
Research tax credit	(7.39%)	(12.57%)	(6.88%)
Valuation allowance on deferred tax assets	0.00%	0.00%	0.00%
Effective Federal Tax Rate	26.61%	21.43%	27.12%

A reconciliation of the state statutory tax rates to the effective tax rates is as follows:

	September 30, 2005	December 31, 2004	December 31, 2003
State statutory income tax rate	8.85%	8.85%	8.85%
Research tax credit	(6.51%)	(8.02%)	(3.25%)
Valuation allowance on deferred tax assets	0.00%	0.00%	0.00%
Effective State Tax Rate	2.34%	0.83%	5.60%

NOTE 9 - COMMON STOCK PLAN

In 2003, the Company’s board of directors approved the adoption of the Company’s 2003 Stock Plan (“the Plan”), which provides for the granting of stock, stock purchase rights, incentive stock options and nonstatutory stock options to employees, directors and consultants at the fair market value per share on the date of grant as determined by the board of directors. The options vest ratably over a four-year period commencing as of the date of employment. The Company has authorized 14,300 shares of common stock for issuance under the Plan. During the year ended December 31, 2003, 13,010 stock purchase rights were distributed and immediately exercised for the issuance of 13,010 shares of common stock. At December 31, 2003 and 2004, and at September 30, 2005, 1,290 shares were reserved for future grants under the Plan.

NOTE 10 - AGREEMENT WITH ANGIOGENEX, INC.

In December 2003, the Company entered into a development and marketing agreement with Angiogenex, Inc. for the development and marketing of diagnostic, prognostic, or bio-analytical products. The Company will pay license fees to Angiogenex equal to 9% of the gross revenue of the direct sale by BioCheck, Inc. of any Angiogenex-derived products and 25% of any sublicensing revenue received from BioCheck, Inc. Also under the agreement, on the third anniversary of the agreement (December 2006), BioCheck is required to begin paying a minimum annual royalty payment of $50,000 per year.

NOTE 11 - SUBSEQUENT EVENTS

Transaction with OXIS International, Inc.
On December 6, 2005, OXIS International, Inc. purchased an aggregate of fifty-one percent (51%) of the outstanding shares of common stock of BioCheck, Inc. for the aggregate purchase price of $3,060,000 cash.

Pursuant to the agreement between OXIS International, Inc. and the Company, the cost of all shares purchased after the initial closing will be increased by an additional eight percent (8%) per annum from the date of the initial closing through the date of such purchase. If all outstanding shares have not been purchased within twelve months after the initial closing, the EBITDA (earnings before interest, taxes, depreciation and amortization expenses), if any, of the Company, a majority owned subsidiary of OXIS International, Inc., may be used to repurchase the remaining outstanding shares of the Company at one or more additional closings.